                                                                   EXHIBIT (4.2)

                        FIRST AMENDMENT TO LOAN AGREEMENT


         This First Amendment to Loan Agreement is dated as of the 21 day of December, 1998 by and between First Wisconsin National Bank Milwaukee now known as Firstar Bank Milwaukee, N.A. (herein called the "BANK") and the Badger Meter Employee Savings and Stock Ownership Plan and Trust (herein known as the "ESSOP").


                                    RECITALS


         WHEREAS, the Bank has previously provided to the ESSOP a One Million Dollar ($1,000,00.00) Revolving Loan pursuant to a Loan Agreement dated as of December 1, 1995 (the "LOAN AGREEMENT") for the purpose of acquiring from time to time the common stock of Badger Meter, Inc. for the benefit of the participants of the ESSOP (the "LOAN"); and

         WHEREAS, the Loan Agreement is guaranteed by Badger Meter, Inc. (herein called the "GUARANTOR") pursuant to a Guaranty dated as of December 1, 1995 (the "GUARANTOR"); and

         WHEREAS, the ESSOP and Guarantor have requested the Bank to increase the amount of the Loan from One Million Dollars ($1,000,000.00) to Two Million Six Hundred Thousand Dollars ($2,600,000.00).


                                   AGREEMENTS


         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Loan Agreement is hereby amended and restated as follows:

         1. The term "NOTE" shall mean the Revolving Credit Note attached hereto as Exhibit A which amends and restates the existing $1,000,000 Promissory Note dated as of December 1, 1995, issued under the Loan Agreement.

         2. The term "LIBOR RATE" shall mean the per annum offered rate for deposits in United States dollars for one, two, three and six month interest periods (the "INTEREST PERIODS") which appear on the Bloomberg electronic rate terminals at the Bank's money center, as of 11:00 AM, London time, each Banking Day. If the appropriate Bloomberg Rate Screen is not accessible, the applicable LIBOR Rate will be determined by the Lender on the basis of other electronic information and other broker's quotes or offered rates for deposits in United States dollars. As used herein, "BANKING DAY" shall mean any day Bank's money center is open for business.

         3. Section 2.1 "Stock Acquisition Loan" shall be amended in its entirety to read as follows:

              "From time to time prior to December 31, 2005 (the "MATURITY DATE") or the earlier termination of this Loan Agreement, the ESSOP may borrow from the Bank for purposes of financing the acquisition of Badger Meter, Inc. common stock for the benefit of the participants of the ESSOP up to the aggregate principal amount outstanding at any one time of Two Million Six Hundred Thousand Dollar ($2,600,000.00) (the "LOAN AMOUNT"). All Loans hereunder will be evidenced by a single promissory note of ESSOP payable to the order the Bank in the principal amount of the Loan Amount (the "NOTE") provided that ESSOP will be obligated to pay only the amounts actually disbursed and outstanding thereunder, together with accrued interest thereon, at the rates and dates specified herein and therein. Notwithstanding the foregoing, the Loan Amount will be automatically reduced by the amount of any principal payments made by ESSOP on the Note at any time, and the face amount of the Note shall be automatically reduced in an equal amount on said date, without further amendment by the parties."

         4. Section 2.2 "Interest", Subsection (a) shall be amended by deleting the first three sentences thereof and inserting the following:



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


              "The unpaid outstanding principal balance of the Note shall bear interest at rate equal to, at ESSOP's option, one or more of the following: (a) The prime rate of interest as announced and in effect from time to time at the Bank, with the rate hereon changing as and when such rate changes (such a loan a "PRIME RATE LOAN" and such a rate a "PRIME RATE"); or (b) 1.50% per annum in excess of the LIBOR Rate (such a loan a "EURODOLLAR LOAN" and such a rate a "LIBOR RATE"). In the event that ESSOP fails to select a LIBOR Rate at the end of any LIBOR Rate Interest Period, such loan shall automatically convert to a Prime Rate Loan at the then prevailing Prime Rate. No more than ten Eurodollar Loans may be in effect at any one time and each Eurodollar Loan shall be at a minimum principal amount of $100,000. Interest shall be computed for the actual number of days principal is unpaid, using a daily factor obtained by dividing the stated interest rate by 365."

         5. Section 2.2 "Interest", Subsection (c) shall be amended in its entirety as follows:

              "The Note may be prepaid in whole or in part, at the option of the ESSOP at any time, provided however, that the ESSOP shall give the Bank at least one day prior written notice of any such prepayment. Accrued interest on the amount prepaid shall also be paid on the date of prepayment. In the event of prepayment of less than all of the outstanding balance of such Note, such prepayment shall be in the minimum principal amount of Five Thousand Dollars ($5,000.00) or a multiple thereof. To the extent at the time of any prepayment there exists both a Prime Rate Loan and a Eurodollar Loan, the prepayment shall be applied to the Prime Rate Loan first, until there is no outstanding principal balance thereon, and the remainder, if any, applied to the oldest outstanding Eurodollar Loan. There shall be no prepayment indemnity for any prepayment of a Prime Rate Loan. In the event any Eurodollar Loan is prepaid prior to the end of the Interest Period, the ESSOP hereby agrees to indemnify the Bank against any funding loss or expense's which the Bank may sustain or incur by reason of the liquidation or re-employment of deposits or other funds acquired by the Bank to fund or maintain any Eurodollar Loan as reasonably determined by Bank."

         6. The following are conditions precedent to the effectiveness of this Amendment:

         A.   Bank's receipt of a Reaffirmation of Guaranty from Badger Meter,
              Inc.;

         B. Bank's receipt of an updated Borrowing Resolution from the ESSOP evidencing its authority to borrow up to Two Million Six Hundred Thousand Dollar ($2,600,000.00) from Bank;

         C. An Updated legal opinion from the ESSOP's counsel that the ESSOP is duly authorized to enter into this Loan Amendment, to borrow the additional funds available thereunder, and to otherwise perform its obligations hereunder;

         D. Bank's receipt of a First Amendment to Pledge Agreement executed by ESSOP; and

         E. Payment to Bank by the Guarantor of a $2,000 closing fee (1/8 of 1% of $1,600,000).

         7. Except as specifically amended hereby, the Loan Agreement shall remain in full force and effect in accordance with its terms. All warranties and representations contained therein are hereby reconfirmed as of the date hereof. All collateral previously given to secure the Loan Agreement continues as security and all guarantees of the obligations under the Loan Agreement remain in full force and effect. This is an amendment, not a novation.

         8. This First Amendment shall not be construed as or be deemed to be a waiver by the Bank of existing defaults by ESSOP, whether known or undiscovered. All agreements, representations and warranties made herein shall survive the execution of this Amendment.

         9. Pursuant to the Guaranty, the Guarantor shall be responsible for payment of all fees and out-of-pocket disbursements incurred by the Bank in connection with the preparation, execution, delivery, administration and enforcement of the Agreement, including all costs of collection, and including, without limitation, the fees and disbursements of counsel (including inside counsel) for the Bank.

         10. This First Amendment shall only become effective upon execution by the ESSOP and the Bank, and approval by all guarantors and any other third party required by the Bank.

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

         11. This First Amendment shall be governed by and construed in accordance with the internal laws of the State of Wisconsin.

         12. This First Amendment may be signed in any number of counterparts, each of which shall be considered an original, but when taken together, shall constitute one document.

         13. The ESSOP represents and warrants that the execution, delivery and performance of the Agreement and this First Amendment and the documents referenced herein are within the authority of the ESSOP.


         Dated as of the 21 day of December, 1998.

                                 BADGER METER EMPLOYEE SAVINGS AND
                                 STOCK OWNERSHIP PLAN AND TRUST
                                 BY:  MARSHALL & ILSLEY TRUST COMPANY,
                                 SOLELY AS TRUSTEE


                                 By:
                                    ----------------------------------------

                                 Name and Title:
                                                 ---------------------------

                                 ATTESTED:


                                 By:
                                    ----------------------------------------

                                 Name and Title:
                                                 ---------------------------

                                 FIRSTAR BANK MILWAUKEE, N.A.


                                 By:
                                    ----------------------------------------
                                 Name and Title:
                                                 ---------------------------









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


                       FIRST AMENDMENT TO PLEDGE AGREEMENT


         This First Amendment to Pledge Agreement is dated as of the 21 day of December, 1998 by and between Firstar Bank Milwaukee, N.A. and Badger Meter Employee Savings and Stock Ownership Plan and Trust (the "ESSOP").


                                    RECITALS


         WHEREAS, the Bank has previously provided to the ESSOP an One Million Dollar ($1,000,000.00) Revolving Loan pursuant to a Loan Agreement dated as of December 1, 1995 (the "LOAN AGREEMENT") for the purpose of acquiring from time to time the common stock of Badger Meter, Inc. for the benefit of the participants of the ESSOP (the "LOAN"); and

         WHEREAS, the ESSOP has requested the Bank to increase the amount of the Loan from One Million Dollars ($1,000,000.00) to Two Million Six Hundred Thousand Dollar ($2,600,000.00).


                                   AGREEMENTS


         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Pledge Agreement is hereby amended as follows:

         1.   A new paragraph 1 shall be added as follows:

              "Effective as of December 21, 1998, all common stock of Badger Meter, Inc. acquired by the ESSOP with the proceeds from the Loan as increased to $2,600,000 (the "ESSOP STOCK"), shall be deemed Pledged Stock hereunder, and shall be subject to this Pledge Agreement upon their acquisition. All ESSOP Stock shall be held as Pledge Shares by Firstar Trust Company in a collateral pledge account in the name of the Bank for the benefit of the ESSOP, and shall be promptly delivered to Firstar Trust Company so as to maintain their identity and status as Pledged Stock hereunder, and to preserve Bank's rights vis-a-vis such Pledged Stock as proved for herein. As such Pledged Stock is acquired, the original certificates and a properly completed irrevocable stock power shall be promptly delivered to Firstar Trust Company as provided herein."

         2. The remaining numbered paragraphs shall be renumbered starting with (2), et seq.

              In all other respects, the Pledge Agreement remains unchanged and in full force and effect.

                                BADGER METER EMPLOYEE SAVINGS AND
                                STOCK OWNERSHIP PLAN AND TRUST
                                BY:  MARSHALL & ILSLEY TRUST COMPANY,
                                SOLELY AS TRUSTEE


                                By:
                                   ----------------------------------------
                                Name and Title:
                                               ----------------------------

                                ATTESTED:


                                By:
                                   ----------------------------------------
                                Name and Title:
                                               ----------------------------


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

                           ACKNOWLEDGMENT OF GUARANTOR


         The undersigned acknowledges and agrees to all of the foregoing and agree that its Guaranty of Specific Transaction dated December 1, 1995 continues to guarantee the obligations of the Borrower to the Bank as amended hereby and by any prior amendments.

         Dated as of December 21, 1998.


                                     BADGER METER, INC.


                                     ----------------------------------------
                                     By:
                                        -------------------------------------
                                     Name and Title:
                                                    -------------------------







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

                              AMENDED AND RESTATED
                              REVOLVING CREDIT NOTE


$2,600,000                                                     December 21, 1998

         FOR VALUE RECEIVED, the undersigned borrower (the "BORROWER"), promises to pay to the order of Firstar Bank Milwaukee, N.A. (the "BANK"), at its main office in Milwaukee, Wisconsin, the principal sum of Two Million Six Hundred Thousand and 00/100 Dollars ($2,600,000.0), payable December 31, 2005 (the "MATURITY DATE").

         Interest. The unpaid outstanding principal balance of the Note shall bear interest at rate equal to, at Borrower's option, one or more of the following: (a) The prime rate of interest as announced and in effect from time to time at the Bank, with the rate hereon changing as and when such rate changes (such a loan a "PRIME RATE LOAN" and such a rate a "PRIME RATE"); or (b) 1.50% per annum in excess of the LIBOR Rate (such a loan a "EURODOLLAR LOAN" and such a rate a "LOAN RATE").

         Interest on the outstanding principal amount of the Note shall be payable per the Loan Agreement described below, with a final payment of any accrued interest due at the Maturity Date, or the earlier termination of the Loan Agreement.

         Principal. The unpaid principal balance of this Note as may be outstanding from time to time hereunder, may be paid in the Borrowers sole discretion, at any time subject to the provisions of the Loan Agreement described below, but in any event, the entire unpaid principal balance shall be due and payable on December 31, 2005.

         Interest shall be computed for the actual number of days principal is unpaid, using a daily factor obtained by dividing the stated interest rate by
365. Principal and interest not paid when due shall bear interest from and after the due date until paid at a rate of 2% per annum plus the rate otherwise payable hereunder.

         In no event will the interest rate hereunder exceed that permitted by applicable law. If any interest or other charge is finally determined by a court of competent jurisdiction to exceed the maximum amount permitted by law, the interest or charge shall be reduced to the maximum permitted by law, and the Bank may credit any excess amount previously collected against the balance due or refund the amount to the Borrower.

         Without affecting the liability of any Borrower, endorser, surety or guarantor, the Bank may, without notice, renew or extend the time for payment, accept partial payments, release or impair any collateral security for the payment of this Note, or agree not to sue any party liable on it.

         This Amendment and Restated Revolving Credit Note constitutes the Note issued under a certain Loan Agreement dated as of December 1, 1995 between the Borrower and the Bank, to which Agreement reference is hereby made for a statement of the terms and conditions under which loans evidenced hereby were or may be made and a description of the terms and conditions upon which the maturity of this Note may be accelerated, and for a description of the collateral securing this Note.

         This Revolving Credit Note is an amendment and restatement in its entirety of that certain One Million Dollar ($1,000,000.00) Promissory Note issued under the Loan Agreement (the "ORIGINAL LOAN"); and this Revolving Credit
Note is intended to evidence a continuation and restatement of that Original Note, is not intended as a refinancing or substitution of such Original Note.



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






                                     BADGER METER EMPLOYEE SAVINGS AND
                                     STOCK OWNERSHIP PLAN AND TRUST
                                     BY:  MARSHALL & ILSLEY TRUST COMPAY,
                                     SOLELY AS TRUSTEE


                                     By:
                                        ---------------------------------------
                                     Name and Title:
                                                    ---------------------------

                                     ATTESTED:


                                     By:
                                        ---------------------------------------
                                     Name and Title:
                                                    ---------------------------





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

                            REAFFIRMATION OF GUARANTY


To:  Firstar Bank Milwaukee, N.A. (THE "BANK")

         The undersigned (the "GUARANTOR", whether one or more) has executed Continuing Guarant(ies) (Unlimited), Continuing Guarant(ies) (Limited), or Guarant(ies) of Specific Transaction dated December 1, 1995 (collectively the "GUARANTY") guaranteeing all of the obligations of Badger Meter Employee Savings and Stock Ownership Plan and Trust (the "BORROWER") to the Bank, whether currently existing or arising in the future.

         The Bank will be extending a new loan to the Borrower, or renewing, restructuring or otherwise amending an existing loan to the Borrower, as evidenced by the following documents, among others:

         Amended and Restated Revolving Credit Note; First Amendment to Loan Agreement

         The Guarantor hereby confirms that the guaranty remains in full force and effect, and the definition of "Obligations" in the Guaranty specifically includes the obligations identified above, as well as any renewals, amendments or refinancing thereto (including an increase in the principal amount of the loan).

         This Reaffirmation is not intended to affect or limit the continuing and unlimited nature of the Guaranty, and the Guarantor reaffirms that consent by the Guarantor to any additional loans, refinancings, amendments and other changes in any agreements between the Bank and the Borrower is not necessary, as described in the Guaranty. All collateral securing the Guaranty also continues as security, and all other terms of the Guaranty are hereby reaffirmed.

         The Guarantor represents that the Guarantor has reviewed the Borrower's financial condition prior to executing this Reaffirmation; and the Guarantor specifically relieves the Bank of any obligation to advise the Guarantor of the Borrower's current financial condition, or any changes in the Borrower's financial condition in the future.

The Guarantor hereby acknowledges the receipt of a copy of this Guaranty,
IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE SHALL ALSO BE EFFECTIVE WITH RESPECT TO ALL OTHER CREDIT AGREEMENTS NOW IN EFFECT BETWEEN YOU AND THIS LENDER. A MODIFICATION OF ANY OTHER CREDIT AGREEMENTS NOW IN EFFECT BETWEEN YOU AND THIS LENDER, WHICH OCCURS AFTER RECEIPT BY YOU OF THIS NOTICE, MAY BE MADE ONLY BY ANOTHER WRITTEN INSTRUMENT. ORAL OR IMPLIED MODIFICATIONS TO SUCH CREDIT AGREEMENTS ARE NOT ENFORCEABLE AND SHOULD NOT BE RELIED UPON.

Dated as of:  December 21, 1998
              ----------------------
(Individual Guarantor)               Badger Meter, Inc.
                                     -------------------------------------------
                                     Guarantor Name (Corporation or Partnership)

                            (SEAL)   a
----------------------------            ----------------------------------------

Guarantor Name                       By:
               -------------            ----------------------------------------
                                     Name and Title:
                                                    ----------------------------

                            (SEAL)   By:
----------------------------            ----------------------------------------
Guarantor Name                       Name and Title:
              --------------                        ----------------------------

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